                                                                    EXHIBIT 99.1


                            (XETA TECHNOLOGIES LOGO)


NEWS RELEASE
Date:             May 19, 2003
                  FOR IMMEDIATE RELEASE

Contact:          Cheryl Moll
                  XETA Technologies
                  (918) 664-8200


                XETA TECHNOLOGIES ANNOUNCES 25% REDUCTION IN DEBT
                        AND RESTRUCTURES CREDIT FACILITY

BROKEN ARROW, OK. -- XETA Technologies (NASDAQ: XETA) announced today that it has reduced its total debt by $4 million and has completed a restructuring of its credit facility that increased the Company's availability under its line of credit by $5.5 million to $7.5 million. Under an agreement with its banking partners, the Company used $4 million cash on hand and a $2.5 million draw on the expanded line of credit to reduce its term note by $6.5 million. The Company expects the remaining term debt of $4.4 million to be retired in 18 months. At May 1, 2003 the Company's total debt, inclusive of the line of credit, the term note, and a mortgage on the Company's headquarters building, was $11.2 million, reflecting a 25% reduction in total outstanding debt. The Company has $3 million in remaining availability under the new line of credit to fund working capital needs.

"The original credit facility was set up to fund our expansion into the commercial market sector and was supported largely by projected cash flows," said Robert Wagner, chief financial officer of XETA. "The acquisition phase of the expansion ended in the first quarter of our fiscal 2001. Since then, we have reduced our debt by over $18 million, and we expect the remainder of our acquisition debt will be retired in the next 18 months." Wagner continued, "We proposed the restructuring to our banking partners as a way to accelerate XETA's transition to a more traditional asset-based credit facility. The completion of this restructuring reflects the fact that our business has returned to a traditional model that is supported by the assets of the Company."

XETA Technologies will host a conference call to discuss fiscal 2003 second quarter operating results at 10 a.m. CDST on Tuesday, May 20. This credit facility restructuring will be discussed on the same call. The media, analysts and investors are invited to participate by dialing 800-230-1092 A replay of the call will be available from 1:30 p.m. CDST that day through 11:59 p.m. CDST on May 27 by dialing 800-475-6701, access code 685689.


                                      # # #

ABOUT XETA TECHNOLOGIES

XETA Technologies is a leading communications integrator with sales and service locations nationwide. XETA has grown from being the lodging industry's leading provider of call accounting solutions to a major national integrator of enterprise communications equipment. Through internal growth and corporate acquisitions, XETA today is positioned to serve and lead the growing market of converged communications network solutions for voice, data and video applications. XETA is also building upon its success as one of the largest integrators of Avaya voice and data systems, serving national business clients in sales, consulting, engineering, project management, installation and service support. As proven technologies come to the market place, XETA is at the forefront of providing communication solutions and consulting services that support such platforms as Microsoft Exchange 2000 and the growing demand for Unified Messaging and Voice-over Internet Protocol (VoIP) applications.

XETA Technologies has recently been recognized by Fortune Small Business magazine's Top 100 Fastest-Growing Companies, Fortune magazine's "100 Fastest-Growing Companies", Forbes magazine's "Best 200 Small Companies in America" and BusinessWeek's "Top 100 Hot Growth Companies". For more information about XETA Technologies, visit www.xeta.com.


This news release contains forward-looking statements about the Company's bank debt, which are made subject to the provisions of the Private Securities Litigation Reform Act of 1995. These and other forward-looking statements (generally identified by such words as "expects," "plans," "believes," "anticipates" and similar words or expressions) reflect management's current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, the condition of the U.S. economy, the Company's ability to manage its bank debt and meet its covenant requirements, the long-term success of the Company's growth strategies, market acceptance of and demand for the Company's product and service offerings, the success and growth of Avaya, the Company's ability to expand successfully into various geographic areas and to major Avaya customers who previously purchased through Avaya's direct sales channel, competition, and the availability and retention of sales professionals and trained technicians. Additional factors which could affect actual results are described in the section entitled "Outlook and Risk Factors" contained in the Company's Form 10-K for its fiscal year ended October 31, 2002.